TANDYCRAFTS, INC.
                              1400 EVERMAN PARKWAY
                            FORT WORTH, TEXAS 76140

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               NOVEMBER 11, 1998

To the Stockholders of Tandycrafts, Inc.:

     The Annual Meeting of Stockholders of Tandycrafts, Inc. will be held on Wednesday, November 11, 1998 at 9:30 a.m., Central Standard Time, at the Green Oaks Park Hotel located at 6901 West Freeway, Fort Worth, Texas 76116, for the following purposes:

     (1) To elect directors to serve for the ensuing year and until their successors are elected; and

     (2) To transact such other business as may properly come before the meeting or any adjournment(s) of the meeting.

     By resolution of the Board of Directors, only stockholders of record as of the close of business on September 15, 1998 are entitled to notice of and to vote at the Annual Meeting. The transfer books will not be closed.

                              By order of the Board of Directors,




                              Russell L. Price
                              Vice President, Secretary and General Counsel


Fort Worth, Texas
October 1, 1998


IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT AS SOON AS POSSIBLE IN THE ENCLOSED
ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.




                               TANDYCRAFTS, INC.
                              1400 EVERMAN PARKWAY
                            FORT WORTH, TEXAS 76140



                                PROXY STATEMENT




              ANNUAL MEETING OF STOCKHOLDERS OF TANDYCRAFTS, INC.

     This Proxy Statement is furnished to the stockholders of Tandycrafts, Inc., a Delaware corporation (the "Corporation"), in connection with the solicitation by the Board of Directors of the Corporation (the "Board") of proxies for use at the Annual Meeting of Stockholders for the fiscal year ended June 30, 1998, to be held on November 11, 1998, (the "Annual Meeting") or any adjournment thereof. This Proxy Statement and the enclosed proxy card were first sent to the stockholders of the Corporation on or about October 3, 1998.

                      VOTING RIGHTS AND PROXY INFORMATION

     Only holders of the Corporation's Common Stock of record as of the close of business on September 15, 1998 ("Record Date") will be entitled to notice of, and to vote at, the Annual Meeting. The holders of the Corporation's Common Stock are entitled to one vote per share on any matter which may properly come before the Annual Meeting. As of the close of business on September 15, 1998, there were outstanding 12,507,710 shares of Common Stock entitled to vote.

     The presence, either in person or by properly executed proxy, of the holders of a majority of the Common Stock as of the Record Date is necessary to constitute a quorum at the Annual Meeting. If a quorum is not present, the Annual Meeting may be adjourned from time to time without further notice, if the time and place of the adjourned meeting are announced at the Annual Meeting, until a quorum is obtained. Any stockholder present (including a holder whose shares are deemed present by a broker non-vote) at the Annual Meeting, but who abstains from voting, will be counted as present for purposes of determining whether a quorum exists. The affirmative vote of a plurality of the Common Stock voted at the Annual Meeting is required to approve the election of each of the Corporation's nominees for election as a director. The affirmative vote of a majority of the shares represented at the Annual Meeting, in person or by proxy, will be necessary to approve any other matter which may properly come before the Annual Meeting.

     A proxy in the accompanying form which is properly signed, dated, returned and not revoked will be voted in accordance with the instructions contained therein. Unless authority to vote for the election of directors (or any one or more nominees) is withheld, proxies will be voted for the slate of directors proposed by the Board and, if no contrary instructions are given, proxies will be voted "For" each of the proposals before the Annual Meeting. If any other matters are properly presented at the Annual Meeting for action, which is not presently anticipated, the proxy holders will vote the proxies (which confer discretionary authority upon the holder to vote on such matters) in accordance with their judgment and discretion. With respect to all matters other than the election of directors, an abstention (or broker non-vote) has the same effect as a vote against the proposal.

     Giving the proxy will not affect a stockholder's right to attend the Annual Meeting and to vote in person. A proxy may be revoked at any time before it is exercised by: (1) filing with the Corporation, at or before the Annual Meeting, a written notice of revocation bearing a later date than the proxy; (2) duly executing a subsequent proxy relating to the same voting securities and delivering it to the Corporation at or before the Annual Meeting; or (3) attending the Annual Meeting, filing a written revocation of proxy and voting in person (attendance at the Annual Meeting and voting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation delivered in advance of the Annual Meeting should be mailed or hand delivered to Tandycrafts, Inc., Attention: Mr. Russell Price, Secretary, 1400 Everman Parkway, Fort Worth, Texas 76140.

     The Corporation pays the cost of preparing, assembling and mailing this solicitation. In addition to the solicitation of proxies by mail, the Corporation may utilize the services of some of its officers and regular employees (who will receive no compensation therefor in addition to their regular salaries) to solicit proxies personally and by telephone, mail, facsimile or other means of communication. The Corporation may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy materials to their principals, and will reimburse such persons for their reasonable expenses in so doing. To the extent necessary in order to assure sufficient representation, a commercial proxy solicitation firm may be engaged to assist in the solicitation of proxies at the expense of the Corporation. Whether such a measure will be necessary depends upon how promptly proxies are received. No outside proxy solicitation firm has been selected or employed with respect to the Annual Meeting as of the date of this Proxy Statement, and the costs of any such services cannot be estimated at this time.

                      PROPOSAL 1:    ELECTION OF DIRECTORS

     Five directors are to be elected at this Annual Meeting to hold office until the next Annual Meeting of Stockholders and until their successors are elected and have qualified. The Board of Directors recommends a vote FOR the election of the listed director nominees. It is the intention of the persons named in the accompanying proxy to vote for the nominees listed below unless authority to do so is withheld. All nominees have indicated their willingness to serve for the ensuing term, but if any nominee is unable to or should decline to serve as a director at the date of the Annual Meeting, it is the intention of the persons named in the Proxy to vote for such other person or persons as they in their discretion shall determine.


                           NOMINEES                           AGE        DIRECTOR SINCE
                           --------                           ---        --------------
     R.E. Cox, III.....................................        65             1985
     Joe K. Pace.......................................        53             1986
     Robert Schutts....................................        76             1975
     Sheldon Stein.....................................        45             1995
     Michael J. Walsh..................................        57             1992


              INFORMATION CONCERNING THE BOARD AND ITS COMMITTEES

     MR. COX has served as Chairman of the Corporation since February, 1992.
For more than the past five years, Mr. Cox has served as President of R.E. Cox Realty Company, Fort Worth, Texas; the General Partner of Sav-On Development Company, Fort Worth; and has been the Co-Owner of Ofco, Inc. d/b/a Ofco Office Furniture, Fort Worth. From 1983 to 1995, Mr. Cox was President of Germany's, a wholesale nursery business. From 1977 to 1982, Mr. Cox served as Chairman of the Board of R.E. Cox and Company Department Stores, Fort Worth. Mr. Cox is also a director of Inspire Insurance Solutions, Inc. and KBK Capital Corporation.

     MR. PACE has been the President of J.C. Pace Holding Company and J.C. Pace & Company, both of Fort Worth, Texas, for more than five years and President of Kimbell, Inc. since December, 1995. Other business interests include Traders Village, Ltd. in Dallas/Fort Worth; Trader Village Houston, Inc.; Anderson International Corp., Cleveland, Ohio; W.C. Cantrell Co., Fort Worth; Automatic Laundry Co., Denver, Colorado; M/System Super Markets, West Texas; TA Ranch, Saratoga, Wyoming.

     MR. SCHUTTS has been Vice President of Royer & Schutts Inc., an office furniture company, Fort Worth, Texas for more than five years.

     MR. STEIN has been a Senior Managing Director and Head of the Southwestern Corporate Finance Department for Bear, Stearns & Co. Inc. since 1989. Mr. Stein joined Bear Stearns in 1986 and prior to that was a partner with the law firm of Hughes & Luce, LLP. Mr. Stein is also a director of The Men's Wearhouse, Inc., Fresh America Corporation, CellStar Corporation, Precept Business Services, Inc., Home Interiors & Gifts, Inc. and First Plus Financial Group, Inc.

     MR. WALSH has served as President and Chief Executive Officer of the Corporation since April 1996. Previously, he served as Executive Vice President and Chief Financial Officer of the Corporation from August 1992 until July 1996 and as General Counsel and Secretary from 1983 to 1996. He also served as Vice President from 1986 to 1992.

BOARD COMMITTEES

     The Board of Directors of the Corporation met eight (8) times during fiscal year 1998. All Directors were present at each meeting of the Board and each Committee on which he or she served.

     The Board of Directors has an Audit Committee currently composed of Messrs. Cox, Pace, Schutts and Stein. The Audit Committee is primarily concerned with the effectiveness of the Corporation's accounting policies and practices, financial reporting and internal controls. The Audit Committee reviews and approves the scope of the annual examination of the books and records of the Corporation and reviews the findings and recommendations of the outside auditors on completion of the audit; considers the organization, scope and adequacy of the Corporation's internal controls function; monitors the extent to which the Corporation has implemented changes recommended by the independent auditors or the Audit Committee; and provides over-sight with respect to accounting principles employed in the Corporation's financial reporting. The Audit Committee, comprised entirely of non-employee Directors, met two (2) times during the past fiscal year.

     The Board of Directors has a Compensation Committee currently composed of Messrs. Cox, Pace, Schutts, Stein and Walsh. The principal functions of the Compensation Committee are to review and make recommendations to the Board of Directors concerning compensation plans for officers and appointments and promotions to executive positions at the corporate level. The Compensation Committee met one (1) time during fiscal year 1998.

     The Board of Directors has a Nominating Committee currently composed of Messrs. Cox, Schutts and Walsh. The Nominating Committee reviews and makes recommendations to the Board of Directors with respect to candidates for directors of the Corporation, compensation of directors and assignments of directors to committees of the Board. The Nominating Committee met one (1) time during fiscal year 1998. Stockholders who wish to suggest nominees for election at the 1999 Annual Meeting should submit their suggestion in writing, in accordance with Article II, Section 8 of the Corporation's Bylaws, no earlier than May 5, 1999 and no later than June 4, 1999 to the Secretary of the Corporation at the address on the cover page of this Proxy Statement. Such notice shall contain the proposed director's name, age, business and residential addresses, principal occupation, class and number of shares of the Corporation's stock beneficially owned by such person, written consent of such person, a description of all arrangements or understanding between such person and the stockholder suggesting such person pursuant to which the suggestion was made and any other information relating to such person that is required to be disclosed under any applicable rules and regulations.

     The Board of Directors also has a temporary Progress Committee which is currently composed of Messrs. Cox, Pace, Schutts, Stein and Walsh. The principal functions of the Progress Committee are to discuss strategic and operational issues and to monitor the progress of the Company's restructuring program. The Progress Committee met four (4) times during fiscal year 1998.

DIRECTOR COMPENSATION

     For fiscal year 1998, all directors who were not full time employees of the Corporation or its subsidiaries were paid an annual retainer of $25,000. The Chairman was paid an additional retainer of $60,000. Each director receives a fee of $1,000 for each Board meeting and each committee meeting attended ($1,500 per meeting for Chairperson). Employees of Tandycrafts who are also directors do not receive additional compensation for their services as directors or committee members. Pursuant to the Tandycrafts, Inc. 1992 Director Stock Option Plan, which was approved on November 10, 1993, each non-employee director (Messrs. Cox, Pace, Stein and Schutts) received a stock option grant of 60,000 shares. No stock options were granted to directors in fiscal year 1998.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     The following table sets forth information based upon the records of the Corporation and filings with the Securities and Exchange Commission as of September 15, 1998, with respect to the ownership of the Corporation's Common Stock by each person known to be the beneficial owner of more than five percent (5%) of the outstanding Common Stock of the Corporation, each director and nominee, each executive officer named in the Summary Compensation Table and the total shares owned by all directors and executive officers as a group.

                                                                    AMOUNT AND
                                                                      NATURE
                      NAME AND ADDRESS OF                          OF BENEFICIAL        PERCENT OF
                       BENEFICIAL OWNER                             OWNERSHIP(1)          CLASS
                       ----------------                             ------------          -----

R.E. Cox, III...............................................          48,700(2)             *
Joe K. Pace.................................................          41,300(2)             *
Robert Schutts..............................................         166,636(2)            1.33%
Sheldon Stein...............................................          30,000(2)             *
Michael J. Walsh............................................         193,425(3)            1.55%
James D. Allen..............................................          71,805(4)             *
Leo C. Taylor...............................................          19,692(5)             *
Russell L. Price............................................          15,510(6)             *
All Executive Officers and Directors as a group (8 persons).         587,068(7)            4.69%
Tandycrafts, Inc. Retirement Savings Plan (TRSP)............       2,958,411(8)           23.65%
The T.C.W. Group, Inc.......................................         891,200(9)            7.13%
Dimensional Fund Advisors, Inc..............................         808,000(10)           6.46%
Loomis, Sayles & Company, L.P...............................         687,700(11)           5.50%


(1) Shares are deemed to be "beneficially owned" by a person if such person, directly or indirectly, has or shares (i) the power to vote or direct the voting of such shares, or (ii) the power to dispose or direct the disposition of such shares. In addition, a person is deemed to beneficially own any shares for which voting or investment power may be acquired within 60 days pursuant to options or other rights.

(2) Includes 30,000 exercisable shares under options granted pursuant to Tandycrafts, Inc. 1992 Director Stock Option Plan.

(3) Includes 49,486 shares held by the Corporation's Tandycrafts Retirement Savings Plan ("TRSP"), formerly known as the Tandycrafts Employee Stock Ownership Plan, over which Mr. Walsh has voting but not investment power, 58,333.33 exercisable shares under options granted pursuant to Tandycrafts, Inc. 1992 Stock Option Plan (the "1992 Plan") and 7,886 shares held in the TRSP Benefit Restoration Plan for the benefit of Mr. Walsh. Excludes an aggregate of 48,618 shares owned by the Tandycrafts Investment Plan of which Mr. Walsh shares investment power and voting power as a member of the Administrative Committee of the Plan.

(4) Includes 12,741 shares held by the Corporation's TRSP, over which Mr. Allen has voting but not investment power, 50,000 exercisable shares under options granted pursuant to the 1992 Plan and 464 shares held in the TRSP Benefit Restoration Plan for the benefit of Mr. Allen. Excludes an aggregate of 48,618 shares owned by the Tandycrafts Investment Plan of which Mr. Allen shares investment power and voting power as a member of the Administrative Committee of the Plan.

(5) Includes 7,892 shares held by the Corporation's TRSP, over which Mr. Taylor has voting but not investment power and 7,200 exercisable shares under options granted pursuant to the 1992 Plan. Excludes an aggregate of 48,618 shares owned by Tandycrafts Investment Plan of which Mr. Taylor shares investment power and voting power as a member of the Administrative Committee of the Plan.

(6) Includes 6,710 shares held by the Corporation's TRSP, over which Mr. Price has voting but not investment power and 8,800 exercisable shares under options granted pursuant to Tandycrafts, Inc. 1992 Stock Option Plan. Excludes an aggregate of 48,618 shares owned by the Tandycrafts Investment Plan of which Mr. Price shares investment power and voting power as a member of the Administrative Committee of the Plan.

(7) Excludes an aggregate of 48,618 shares owned by Tandycrafts Investment Plan of which Messrs. Allen, Price, Taylor and Walsh share investment power and voting power as members of the Administrative Committee of the Plan.

(8) As of September 15, 1998, a total of 2,958,411 shares of Tandycrafts, Inc. Common Stock were held in the Corporation's TRSP. 48,618 shares were held in the Tandycrafts Investment Plan (which was merged into the TRSP) account and 2,909,823 shares are held in the TRSP account. Except for the Tandycrafts Investment Plan account, each participant in the TRSP is entitled to direct the Trustee with respect to the voting of the Common Stock allocated to his or her account. If a participant does not direct the Trustee with respect to the voting of the shares of his or her account, such shares will be voted in the discretion of the Trustee.

(9) Based on a Schedule 13G, dated February 12, 1998, the T.C.W. Group, Inc., a Nevada Corporation, located at 865 South Figueroa St., Los Angeles, CA 90017, and Robert Day, located at 200 Park Avenue, Suite 2200, New York, NY 10166, hold sole voting and investment power over 891,200 shares of the Corporation's Common Stock.

(10) Based on a Schedule 13G, dated February 9, 1998, Dimensional Fund Advisors, Inc., a Delaware corporation, located at 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401, holds sole voting power over 512,800 shares of the Corporation's Common Stock and sole investment power over 808,000 shares of the Corporation's Common Stock.

(11) Based on a Schedule 13G, dated February 12, 1998, Loomis, Sayles & Company, L.P., a Delaware partnership, holds located at One Financial Center, Boston, MA 02111, holds sole voting power over 487,400 shares of the Corporation's Common Stock and sole investment power over 687,700 shares of the Corporation's Common Stock.

* Less than 1%.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation's directors, executive officers, and persons who own more than 10% of the Corporation's Common Stock, to file with the Securities and Exchange Commission ("SEC") reports of ownership and changes of ownership of the Corporation's Common Stock. Directors, executive officers, and greater-than-10% stockholders are required by SEC regulations to furnish the Corporation with copies of all such Section 16(a) reports. Based solely on review of the copies of such reports furnished to the Corporation or written representations, the Corporation believes that all filing requirements applicable to the Corporation's directors, executive officers and greater-than-10% stockholders were complied with.

                       EXECUTIVE OFFICERS OF THE COMPANY

     The executive officers of the Company, their respective ages, positions held and tenure as officers are as follows:


                                    Position and Business Experience                  Served as
Name and Age                           During the Past Five Years                   Officer Since
- --------------------      ---------------------------------------------------       -------------


Michael J. Walsh, 57      President and Chief Executive Officer since April             1983
                          1996. Executive Vice President and Chief Financial
                          Officer from August 1992 to April 1996.  Vice
                          President from 1986 to August 1992.  General Counsel
                          and Secretary from 1983 to 1996.

James D. Allen, 38        Executive Vice President and Chief Financial Officer          1993
                          since July 1996.  Vice President from  November 1993
                          to July 1996.  Director of Special Projects from May
                          1993 to November 1993. Prior to May 1993, Mr. Allen
                          was a Senior Manager in the accounting firm of Price
                          Waterhouse, LLP.

Leo C. Taylor, 36         Vice President - Taxation, Risk Management and                1996
                          Benefits since November 1996.  Director of Tax
                          Administration from February 1994 to November 1996.
                          Prior to February 1994, Mr. Taylor was a manager in
                          the accounting firm of Price Waterhouse, LLP.

Russell L. Price, 33      Vice President, General Counsel and Secretary since           1996
                          November 1996.  Corporate Counsel from March 1994 to
                          November 1996.  Prior to March 1994, Mr. Price was
                          an associate at the law firm of Hughes & Luce, LLP.

     None of the above officers are related by birth, adoption or marriage, and there are no arrangements or understandings between any officer and any other person pursuant to which that officer was selected. All officers are elected annually by the Board of Directors to serve for the ensuing year.

                             EXECUTIVE COMPENSATION

     The following table sets forth a summary of the compensation paid during the past three fiscal years for services in all capacities to the Corporation and its subsidiaries of those persons who at June 30, 1998 were the Corporation's chief executive officer and the three other most highly paid executive officers of the Corporation whose salary and bonus exceeded $100,000 for the year ended June 30, 1998.

SUMMARY COMPENSATION TABLE


                                                                                     LONG-
                                                                                     TERM
                                                                                     COMPEN-
                                                   ANNUAL COMPENSATION               SATION
                                          ---------------------------------------   ---------

                                                                                    NUMBER OF
           NAME AND                                                    OTHER         SECURITIES          ALL
          PRINCIPAL             FISCAL                                 ANNUAL       UNDERLYING          OTHER
           POSITION              YEAR      SALARY     BONUS(5)    COMPENSATION(6)     OPTIONS      COMPENSATION(7)
           --------             ----------------------------------------------------------------------------------


Michael J. Walsh(1).........     1998      $183,750   $  78,400          -              -0-            $  14,062
 President and Chief             1997      $165,000   $ 110,000          -            175,000          $  81,542
 Executive Officer               1996      $137,813   $  89,450          -              -0-            $  20,791

James D. Allen(2)...........     1998      $153,750   $  68,800          -              -0-            $   8,332
 Executive Vice President and    1997      $135,000   $  90,000          -            150,000          $  20,741
 Chief Financial Officer         1996      $ 92,610   $  17,890          -              -0-            $  10,348

Leo C. Taylor(3)............     1998     $  97,500   $  40,000          -              -0-            $   6,875
 Vice President of Taxation,     1997     $  90,000   $  40,000          -             20,000          $   8,453
 Benefits and Risk Management    1996     $  82,500   $  12,000          -              -0-            $   9,750

Russell L. Price(4).........     1998     $  97,500   $  40,000          -              -0-            $   6,820
 Vice President, Secretary and   1997     $  90,000   $  40,000          -             20,000          $   6,792
 General Counsel                 1996     $  70,000   $  12,000          -              -0-            $   8,000


(1) Mr. Walsh was named Acting President and Chief Executive Officer effective April 12, 1996. Effective July 9, 1996, Mr. Walsh was appointed as President and Chief Executive Officer.

(2) Mr. Allen became an executive officer on November 10, 1993. Effective July 9, 1996, Mr. Allen was named Executive Vice President and Chief Financial Officer.

(3)  Mr. Taylor became an executive officer on November 13, 1996.

(4)  Mr. Price became an executive officer on November 13, 1996.

(5) Bonus figures reflect the bonus earned during the represented fiscal year, although such bonus is paid during the next fiscal year.

(6) None of the named executive officers received Other Annual Compensation in excess of the lesser of $50,000 or 10% of combined salary and bonus for each fiscal year.

(7) The amounts listed in the "All Other Compensation" column consist of: a) contributions to the TRSP made by the Corporation on behalf of Messrs. Walsh, Allen, Taylor and Price in the amounts of $8,000, $6,270, $6,875 and $6,820, respectively; and b) contributions to the Tandycrafts Benefit Restoration Plan made by the Corporation on behalf of Mr. Walsh and Mr. Allen in the amounts of $6,062 and $2,062, respectively.

REPORT OF COMPENSATION COMMITTEE

     The Compensation Committee is responsible for developing and implementing a compensation program that is designed to attract, motivate, reward and retain the broad-based management talent required to achieve the Corporation's objectives and to increase stockholder value. The Committee believes that corporate performance and, in turn, stockholder value will be enhanced by a compensation system which supports and reinforces the Corporation's key operating and strategic goals while aligning the financial interests of the Corporation's executive officers with those of the stockholders. For executive officers, the Corporation relies on an annual incentive program and a stock option program to align the executives' financial interests with those of stockholders.

     The Corporation's compensation program for executive officers consists of a base salary, an annual incentive bonus program and a stock option program. The base salary and annual incentive bonus program components of the compensation program in effect for fiscal year 1998 were approved by the Compensation Committee at the beginning of the fiscal year. The stock option component of the compensation program was adopted by the Board of Directors in November 1992 and approved by the stockholders at the November 10, 1993 Annual Meeting.

     The annual incentive bonus program for executive officers is the principal short-term incentive compensation program of the Corporation. Cash bonuses are paid following the conclusion of the Corporation's fiscal year. These cash bonus awards are based upon the extent to which the Corporation meets or exceeds certain financial and strategic objectives, including the Company's earnings per share. Based on the Company's performance for fiscal year 1998 and the achievement of its strategic objectives, the bonus amounts included in the Summary Compensation Table for fiscal year 1998 were approximately 66% of the target bonus that could be earned under the plan.

     The Corporation's long-term incentive program is a stock option program under which the Committee reviews and recommends proposed grants of long-term incentive compensation in the form of stock options. The Committee considers stock options to be an important means of ensuring that executive officers maintain their incentive to increase the profitability of the Corporation and the value of its Common Stock. Because the value of stock options is entirely a function of the value of the Corporation's Common Stock, the Committee believes that this component of the Corporation's compensation policy aligns the interests of executive officers with those of the Corporation's stockholders and will enhance the value of the Common Stock for all stockholders.

     The Committee determined the compensation of Michael J. Walsh, Chief Executive Officer, for the fiscal year ended June 30, 1998 in a manner consistent with the guidelines described above. Mr. Walsh abstains from any vote involving his compensation.

               Compensation Committee        R.E. Cox, III
                                             Joe K. Pace
                                             Robert Schutts
                                             Sheldon Stein
                                             Michael J. Walsh

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Michael J. Walsh, President and Chief Executive Officer, serves on the Compensation Committee. Messrs. Cox and Schutts, who serve on the Compensation Committee, are beneficiaries of certain leases with Sav-On, Inc. and The Development Association, Inc. d/b/a Joshua's Christian Stores ("Joshua's"). Mr. Cox and Mr. Schutts, individually and as Trustee for his children, are indirect beneficiaries of two leases between Sav-On, Inc. and Sav-On Development Company (a Texas Partnership). Mr. Cox owns a 50% partnership interest and Mr. Schutts, individually and as Trustee for his children, owns a 16.67% partnership interest in Sav-On Development Company. The total rents paid on such leases for the period of July 1, 1997 through June 30, 1998 were $137,843.52. In addition, Mr. Cox, as a minority stockholder of the Berry Street Realty Company, was an indirect beneficiary of one lease with Sav-On, Inc. and of one lease with Joshua's. The total rent paid on the Sav-On lease for the period of July 1, 1997 through June 30, 1998 was $66,600. The total paid on the Joshua's lease during fiscal year 1998 was $21,025.60. Management believes that rents paid under such leases were at least as favorable to the Corporation as could have been obtained from unrelated parties.


TANDYCRAFTS RETIREMENT SAVINGS PLAN

     Under the Tandycrafts, Inc. Retirement Savings Plan (the "TRSP"), an eligible employee may elect to defer from 3% to 15% of his or her wages as a salary reduction contribution. Employee contributions are invested in various mutual funds and other investments selected by each employee. The Corporation makes a matching contribution of up to 100% of the first 5% of the employee contributions. The Corporation's contributions are invested in the Common Stock of the Corporation. Generally, all contributions by the Corporation become 100% vested and nonforfeitable upon the completion of five (5) years of credited service. Participation in the Tandycrafts Employee Deferred Salary and Investment Plan (the "Prior Plan"), which was discontinued in 1986, is counted in determining years of service under the TRSP. Generally, upon retirement, death or termination of employment, the value of the employee's account may be paid out in a lump sum, in installments payable generally over a period of five
(5) years or may be deferred until retirement age in a combination of cash or securities. Officers and directors who are employees participate in the TRSP on the same terms as other employees.

TANDYCRAFTS, INC. BENEFIT RESTORATION PLAN

     In 1993, the Board approved the Tandycrafts, Inc. Benefit Restoration Plan (the "Benefit Restoration Plan"), which covers a select group of the Corporation's management or highly compensated employees (the "Plan Participants"). The Benefit Restoration Plan restores to certain plan participants benefits lost under the TRSP because of certain limitations imposed by the Internal Revenue Code. The contributions made by the Corporation under the Benefit Restoration Plan during the fiscal year ended June 30, 1998 for Mr. Walsh and Allen were $6,062 and $2,062, respectively, and for all present plan participants as a group were $14,329. No contributions were made by the Corporation for Messrs. Price and Taylor under the Benefit Restoration Plan.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

     No options were granted during the fiscal year ending June 30, 1998 to the Chief Executive Officer or the four other most highly compensated executive officers. During the fiscal year 1998, there were no stock options granted to employees under the 1992 Plan.


AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table provides information relating to the exercise of stock options during the last fiscal year by the Chief Executive Officer and the other named executive officers in the Summary Compensation Table, and the number and value of exercisable and unexercisable stock options held by such officers at June 30, 1998.


                                                  NUMBER OF SECURITIES               VALUE OF UNEXERCISED
                                                 UNDERLYING UNEXERCISED             IN-THE-MONEY OPTIONS AT
                       SHARES                   OPTIONS AT FISCAL YEAR-END              FISCAL YEAR-END
                      ACQUIRED      VALUE      -----------------------------     ------------------------------
NAME                ON EXERCISE    REALIZED    EXERCISABLE   UNEXERCISABLE(1)    EXERCISABLE    UNEXERCISABLE(2)
- ----                -----------    --------    -----------   ---------------     -----------    ---------------

Michael J. Walsh....    -0-          -0-         58,333           116,667         $ 7,437.46       $ 14,874.92
James D. Allen......    -0-          -0-         50,000           100,000         $ 6,375.00       $ 12,750.00
Leo C. Taylor.......    -0-          -0-          7,200            12,800         $   510.00       $  1,020.00
Russell L. Price....    -0-          -0-          8,800            13,200         $   510.00       $  1,020.00


(1) All options were granted on one of the following dates: April 20, 1994, July 9, 1996 and April 14, 1997 and vest ratably over either a five-year period or a three-year period from the date of grant.

(2) Computed as the difference between the option exercise price and $4.6875 (the closing price of the Common Stock at fiscal year-end) as reported on the New York Stock Exchange.

TRANSACTIONS WITH MANAGEMENT AND DIRECTORS

     Mr. Cox and Mr. Schutts, individually and as Trustee for his children, are indirect beneficiaries of two leases between Sav-On, Inc. and Sav-On Development Company (a Texas Partnership). Mr. Cox owns a 50% partnership interest and Mr. Schutts, individually and as Trustee for his children, owns a 16.67% partnership interest in Sav-On Development Company. The total rents paid on such leases for the period of July 1, 1997 through June 30, 1998 were $137,843.52. In addition, Mr. Cox, as a minority stockholder of the Berry Street Realty Company, was an indirect beneficiary of one lease with Sav-On, Inc. and of one lease with Joshua's. The total rent paid on the Sav-On lease for the period of July 1, 1997 through June 30, 1998 was $66,600. The total paid on the Joshua's lease during fiscal year 1998 was $21,025.60. Management believes that rents paid under such leases were at least as favorable to the Corporation as could have been obtained from unrelated parties.

STOCK PRICE PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return over a five-year period, assuming $100 invested at June 30, 1993 in each of (i) Tandycrafts, Inc. Common Stock, (ii) the NYSE Market Value Index, an index of all companies listed on the New York Stock Exchange and (iii) a peer group consisting of 40 similarly classified retail companies based on standardized SIC codes. Total stockholder return is based on the increase in the price of the Common Stock with dividends reinvested. Total return of the SIC Code Index is weighted according to market capitalization of each company. The performance shown in the graph is not necessarily indicative of future performance. The graph will not be deemed to be incorporated by reference in any filing by the Corporation under the Securities Act or the Exchange Act.


                              1993    1994    1995    1996    1997    1998
                              ----    ----    ----    ----    ----    ----

Tandycrafts, Inc.             $100    $ 75    $ 43    $ 35    $ 26    $ 26
SIC Code Index                $100    $ 92    $ 90    $ 98    $104    $ 93
NYSE Market Value Index       $100    $103    $124    $155    $202    $257



                            INDEPENDENT ACCOUNTANTS

     The firm of Pricewaterhouse Coopers, LLP, which served as independent accountants for the fiscal year ended June 30, 1998, has been selected by the Board of Directors to continue as the Corporation's independent accountants for fiscal year 1999. Representatives are expected to be present at the meeting with an opportunity to make a statement and to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

     A proper proposal submitted by a stockholder in accordance with applicable rules and regulations for presentation at the Corporation's 1999 Annual Meeting of Stockholders that is received at the Corporation's principal executive office by June 4, 1999 will be included in the Corporation's proxy statement and form of proxy for that meeting.

     Stockholders wanting to present proper proposals for action at the 1999 Annual Meeting must give written notice by certified mail, in accordance with
Article II, Section 8 of the Corporation's Bylaws, to the Secretary of the Corporation at the address set forth in the address set forth in the cover page of this Proxy Statement (a) not less than 120 days nor more than 150 days before the first anniversary date of the Corporation's proxy statement in connection with the previous annual meeting of stockholders or (b) with respect to a special meeting of stockholders, not later than the seventh day following the day on which notice of a special meeting was first mailed or otherwise given to stockholders. In accordance with the Bylaws of the Corporation, any such notice shall include the name and address of the shareholder, the class and number of shares held by the shareholder, a representation that the shareholder intends to appear at the meeting in person or by proxy to submit the proposal, a disclosure of any material interest that the shareholder has in the proposal, and a brief description of the proposal. The Corporation may in its sole discretion refuse to allow any proposal to be presented which the Corporation would not be required to include in a proxy statement pursuant to any rule promulgated by the Securities and Exchange Commission. The holders of the proxies solicited by the Corporation will have discretionary authority to vote on any matter which was not submitted to the Corporation within the time frame specified in Article II,
Section 8 of the Corporation's Bylaws referenced above.


                                 OTHER BUSINESS

     As of the date of this Proxy Statement, the Board of Directors is not aware of any other matter to be presented for action other than the matters set forth herein. Should any other matter requiring a vote of stockholders arise, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote the same in accordance with their best judgment in the interest of the Corporation.


                              FINANCIAL STATEMENTS

     A copy of the 1998 Annual Report of the Corporation containing the audited financial statements accompanies this Proxy Statement. The Annual Report does not constitute a part of the proxy solicitation material.

     The Company will provide, without charge, to each person to whom a copy of this proxy statement is delivered, upon the written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of the annual report on Form 10-K of the Corporation. Requests should be directed to Shareholder Services, c/o Tandycrafts, Inc., 1400 Everman Parkway, Fort Worth, Texas 76140.

                                   By Order of the Board of Directors,



                                   RUSSELL L. PRICE
                                   Vice President, General Counsel and Secretary TANDYCRAFTS, INC.
Fort Worth, Texas
October 1, 1998